FIRST AMENDMENT TO MERGER AGREEMENT


         This First Amendment dated June 28, 1999 ("Amendment") to that certain Agreement and plan of Reorganization and Merger, dated as of May 21, 1999 ("Merger Agreement"), among Big City bagels, Inc., a New York corporation ("Big city"), BCB Acquisition Corp. I ("BCB I") and BCB Acquisition Corp. II (BCB II"), Intelligent Computer Solutions, Inc. ("ICS") and VillageNet, Inc., ("VillageNet") and each of the stockholders of ICS and VillageNet, all of whom are listed in Schedule 2.1 to the Merger Agreement. Terms not otherwise defined in this Amendment will be deemed to have the definitions assigned to them in the Merger Agreement.

         It is agreed that:

                                    ARTICLE I

         Section 1.1. The Section 2.1 of the Merger Agreement is amended and restated as follows:

                  "Conversion of the Stock of the Target Corporations. At the Effective Time, (i) the 1,000 shares of the common stock, no par value and the 40 shares of the preferred stock, no par value of ICS ("ICS Stock"), representing all the outstanding capital stock of ICS, shall be converted into the right to receive, at the Closing in accordance with the BCL, 4,309,733 shares of the common stock, $.001 par value of Big City ("Big City Common Stock") and 254,076 shares of the Class B Preferred Stock, $.001 par value ("Big City Preferred Stock") ("ICS Merger Consideration") and (ii) the 1,000 shares of the common stock, no par value, of VillageNet ("VillageNet Stock"), representing all the outstanding capital stock of VillageNet, shall be converted into the right to receive, at the Closing in accordance with the BCL, 4,309,733 shares of Big City Common Stock and 254,076 shares of Big City Preferred Stock ("VillageNet Merger Consideration"). The ICS Merger Consideration and VillageNet Merger Consideration will collectively be referred to herein as "Merger Consideration". At the Closing, the ICS Merger Consideration and the VillageNet Merger Consideration, respectively, will be issued to the Stockholders listed on Schedule 2.1 hereto, in the amounts to be provided to Big City prior to Closing upon delivery by the Stockholders to Big City of the certificates representing the ICS Stock and VillageNet Stock together with executed stock powers. At the Effective Time, all of the 100 shares of common stock, no par value, of each of BCB I and BCB II outstanding immediately prior to the Effective Time shall be converted into and exchanged for 100 shares of the common stock, no par value, of ICS and VillageNet, respectively, as the surviving corporations of the Merger, which shall represent all of the issued and outstanding shares of capital stock of each of ICS and VillageNet, respectively, as the surviving corporations of the Merger. At the Closing, each of ICS and VillageNet, as the surviving corporations of the Merger, shall issue to Big City a stock certificate representing such 100 shares in exchange for the certificate which formerly represented the 100 shares of common stock, no par value, of each of BCB I and BCB II."

         Section 1.2. The Section 4.24 of the Merger Agreement is amended and restated as follows:


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                  "Collateral Agreements. (a) Big City has executed the
         Severance Agreement and Option Agreement for Mark Weinreb in the form of Exhibit C-1 and Exhibit C-2 to the Merger Agreement and the Amendment to the Severance and Consulting Agreement in the form of Exhibit A to this Amendment and (b) Big City has executed the Warrants granting to Perrin, Holden & Davenport Capital Corp. the right to purchase up to 500,000 shares of the Common Stock of Big City in the form of Exhibit F to the Merger Agreement."

         Section 1.3. The Section 4.4 of the Merger Agreement is amended to add the following sentence at the end of the Section:

         "As of the date of the Closing, the only awards made under the 1998 Plan are an option to purchase 100,000 shares of Big City Stock, the option to Mark Weinreb referred to in Section 4.24 of the Merger Agreement and the award of shares of Big City Stock under the Amendment to Severance and Consulting Agreement as provided in Exhibit A to this Amendment."

         Section 1.4. The Section 7.16 of the Merger Agreement is amended and restated as follows:

                  "Amendment to Certificate of Incorporation. Prior to the Closing Date, the board of directors of Big City will approve the Amendment to the Certificate of Incorporation to fix the terms of the Big City Preferred Stock, as set forth in Exhibit B to this Amendment, and file the amendment with the Secretary of State of New York."

         Section 1.5. The Section 7.1(d) of the Merger Agreement is amended to add the following at the end thereof:

         "notwithstanding the foregoing, Big City may issue up to 125,000 shares of Big City Stock under the 1998 Plan in connection with the Amendment to Severance and Consulting Agreement as set forth in Exhibit A to this Amendment."

         Section 1.6. The Section 9.1(c) of the Merger Agreement is amended and restated as follows:

                  "Amendment to Big City certificate of Incorporation. The board of directors of Big City will have approved the Certificate of Amendment to the Certificate of Incorporation establishing the Big City Preferred Stock in the form of Exhibit B to this Amendment, and the Certificate of Amendment will have been filed with the Secretary of State of the State of New York."

         Section 1.7. The Section 9.2(b) of the Merger Agreement is amended and restated as follows:

                  "Certain Employment and Option Matters. Big City shall have entered into the Severance Agreement and the Option Agreement with Mark Weinreb, each in the form of Exhibit C-1 and Exhibit C-2 hereof, respectively and the Amendment to the Severance and Consulting Agreement in the form of Exhibit A to this Amendment."


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                                   ARTICLE II

         Section 2.1. This Amendment may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which when taken together will constitute one and the same agreement.

         Section 2.2. The Merger Agreement, as amended by this Amendment, will continue in full force and effect. In the event of any inconsistency between the Merger Agreement and the Exhibits and Schedules thereto and this Amendment, the provisions of this Amendment will prevail.



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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BCB ACQUISITION CORP. I                     INTELLIGENT COMPUTER SOLUTIONS, INC.


By:__________________________________       By:_________________________________
BCB ACQUISITION CORP. II


By:__________________________________
BIG CITY BAGELS, INC.                       VILLAGENET, INC.


By:__________________________________       By:_________________________________



_____________________________________       ____________________________________
Peter Keenan, Stockholder                   Steven Levi, Stockholder



_____________________________________       ____________________________________
David Levi, Stockholder                     Susan Levi, Stockholder

                                            Eli Levi Living Trust, Stockholder


____________________________________        By:_________________________________
Roberta Levi, custodian for Shari Levi,     Eli Levi, Trustee
Stockholder

Roberta Levi Living Trust, Stockholder


By:_________________________________        ____________________________________
     Roberta Levi, Trustee                  Hector P. Gavilla, Stockholder


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____________________________________        ____________________________________
Hector M. Gavilla, Stockholder              Hector M. Gavilla, custodian for
                                            Alexander F. Gavilla, Stockholder


                                            ____________________________________
____________________________________        Debi E. Pasceri, Stockholder
Vincent J. Pasceri, Stockholder


____________________________________        ____________________________________
Jennifer N. Pasceri, Stockholder            Vincent A. Pasceri, custodian for
                                            Marisa A. Pasceri, Stockholder


____________________________________        ____________________________________
Debi E. Pasceri, custodian for              Vincent A. Pasceri, Stockholder
Nicole K. Pasceri, Stockholder